Exhibit 99.1

FIVE POINT ANNOUNCES PRICING TERMS OF CASH TENDER OFFER FOR ANY

AND ALL OUTSTANDING 10.500% INITIAL RATE SENIOR NOTES DUE 2028

September 19, 2025

IRVINE, Calif.—(BUSINESS WIRE)—Five Point Holdings, LLC (“Five Point”) (NYSE: FPH) announced today the pricing terms of the previously announced cash tender offer (the “Offer”) to purchase any and all of the outstanding 10.500% Initial Rate Senior Notes due 2028 (the “Notes”), co-issued by Five Point Operating Company, LP, a Delaware limited partnership, and Five Point Capital Corp., a Delaware corporation (each, an “Offeror” and together, the “Offerors”). The Offer is made pursuant to an Offer to Purchase and a related Notice of Guaranteed Delivery, each dated September 15, 2025, which set forth the complete terms and conditions of the Offer.

Certain information regarding the Notes and the terms of the Offer is summarized in the table below.

Issuers	Title of Security	CUSIP Numbers(2)	Principal Amount Outstanding	U.S. Treasury Reference Security	Reference Yield	Bloomberg Reference Page	Fixed Spread (basis points)	Purchase Price per $1,000 Principal Amount of Notes
Five Point Operating Company, LP and Five Point Capital Corp.	10.500% Initial Rate Senior Notes due 2028(1)	33834Y AB4 / U33825 AC1	$523,494,301	4.500% UST due 11/15/2025	4.140%	FIT3	0	$1,008.57

(1)	The Notes are callable at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, starting on November 15, 2025.
(2)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Notes. They are provided solely for the convenience of holders of the Notes.

The purchase price for each $1,000 principal amount of Notes validly tendered (the “Purchase Price”), and not validly withdrawn, and accepted for purchase pursuant to the Offer was determined in the manner described in the Offer to Purchase by reference to the fixed spread specified above, plus the yield based on the average of the bid and offered-side price of the U.S. Treasury Reference Security specified above, as quoted on the Bloomberg Bond Trader FIT3 series of pages at 2:00 p.m., New York City time, on September 19, 2025, the date on which the Offer is currently scheduled to expire. The Purchase Price was based on a yield to November 15, 2025, the date of the next specified redemption price reduction under the indenture governing the Notes, and assuming the Notes are redeemed on November 15, 2025, at the specified redemption price for such date of 100.000% of the principal amount, as described in the Offer to Purchase.

In addition to the Purchase Price, holders whose Notes are purchased pursuant to the Offer will also receive accrued and unpaid interest thereon from the last interest payment date up to, but not including, the payment date for the Offer, which is expected to be September 25, 2025, assuming the Offer is not extended or earlier terminated.

The Offer is scheduled to expire at 5:00 p.m., New York City time, on September 19, 2025, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Tendered Notes may be validly withdrawn at any time (i) prior to the earlier of (x) the Expiration Time and (y) if the Offer is extended, the tenth business day after commencement of the Offer, and (ii) after the 60th business day after the commencement of the Offer, if for any reason the Offer has not been consummated within 60 business days after commencement. Holders of Notes must validly tender and not validly withdraw their Notes (or comply with the procedures for guaranteed delivery) before the Expiration Time to be eligible to receive the consideration for their Notes. Delivery of Notes pursuant to the guaranteed delivery procedures must be made no later than 5:00 p.m., New York City time, on September 23, 2025, unless the Expiration Time is extended.

There can be no assurance that any Notes will be purchased. The Offer is conditioned upon the satisfaction of certain conditions. The Offer is not conditioned on any minimum amount of Notes being tendered. The Offerors expect to pay for the Notes purchased in the Offer with the proceeds from the contemporaneous senior notes offering and cash on the balance sheet.

To the extent the Offer is completed but we purchase less than all of the Notes in the Offer, on or shortly after the settlement date, we intend to (i) issue a notice of redemption to redeem, before or on November 15, 2025, any Notes that remain outstanding, (ii) satisfy and discharge our obligations under the Notes and the indenture governing the Notes by depositing with the trustee for the Notes, in trust, solely for the benefit of the holders of the Notes, U.S. legal tender, U.S. government obligations, or a combination thereof, in such amounts as would be sufficient to pay the principal of, and premium and interest on, the Notes to the redemption date (collectively, the “Redemption”), or (iii) pursue any combination of the foregoing. The Offer may be amended, extended, terminated or withdrawn as set forth in the Offer to Purchase. There is no assurance that the Offer will be subscribed for in any amount.

The Offerors have retained J.P. Morgan Securities LLC to serve as the exclusive dealer manager for the Offer and D.F. King & Co., Inc. to serve as the tender agent and information agent for the Offer. Questions regarding the terms of the Offer may be directed to J.P. Morgan Securities LLC by calling (866) 834-4666 (toll-free) or (212) 834-3554 (collect). Requests for documents should be directed to D.F. King & Co., Inc. by calling (800) 859-8551 or emailing FPH@dfking.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: https://www.dfking.com/FPH.

None of Five Point, the dealer manager, the depositary, the tender agent nor the information agent makes any recommendation to any holder whether to tender or refrain from tendering any or all such holder’s Notes, and none of them have authorized any person to make any such recommendation. Holders are urged to carefully evaluate all information in the offer documents, consult their own investment and tax advisors and make their own decisions whether to tender notes.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any notes or any other securities. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any contemporaneous notes offering, nor shall there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Five Point

Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include up to approximately 40,000 residential homes and up to approximately 23 million square feet of commercial space.

Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements,” including statements regarding the expected terms and timing of the senior notes offering and the Offer and the intended use of proceeds from the senior notes offering. The words “estimate,” “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “target,” “could,” “seek,” or other similar words or phrases are intended to identify forward-looking statements, which are generally not historical in nature, although not all forward-looking statements contain such identifying words. A forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Five Point undertakes no obligation to update or revise publicly any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events or new information, even if future events make it clear that any expected results that Five Point has expressed or implied will not be realized. Though Five Point is of the view that such forward-looking statements are reasonable, the results or savings or benefits in the forward-looking statements may not be achieved. New factors emerge from time to time, and it is not possible for management to predict all such factors. For additional information regarding these risks and uncertainties, and the assumptions underlying the forward-looking statements, please refer to the Offer to Purchase.

For information:

Media Contact:

Eric Morgan, 949-349-1088

Eric.Morgan@fivepoint.com

Source: Five Point Holdings, LLC